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                                       L-3 COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES
                                                      AS OF JULY 30, 2002

L-3 Communications Holdings, Inc.                                                                   Delaware
    L-3 Communications Corporation                                                                  Delaware
         AMI Instruments, Inc.                                                                      Oklahoma
         Aviation Communications & Surveillance Systems, LLC (70%)                                  Delaware
             ACSS - NZSC Limited                                                                    New Zealand
         C3-ilex, LLC (31.5% or 35%)                                                                California
         Coleman Research Corporation                                                               Florida
         Delsub, Inc.                                                                               Delaware
         Digital Technics, L.L.C.                                                                   Delaware
             Digital Technics, L.P. (25% + 75%)                                                     Delaware
         EER Systems, Inc.                                                                          Virginia
         Electrodynamics, Inc.                                                                      Arizona
         Honeywell TCAS Inc.                                                                        Delaware
         Hygienetics Environmental Services, Inc.                                                   Delaware
         Interstate Electronics Corporation                                                         California
         KDI Precision Products, Inc.                                                               Delaware
         L-3 Communications AIS GP Corporation                                                      Delaware
             L-3 Communications Intergrated Systems L.P. (1%+99%)                                   Delaware
         L-3 Communications Analytics Corporation                                                   California
             Kapos Associates Inc.                                                                  Virginia
         L-3 Communications Atlantic Science & Technology Corporation                               New Jersey
         L-3 Communications Australia Proprietary Limited                                           Australia
         L-3 Communications Australia Pty Ltd                                                       Australia
         L-3 Communications Aydin Corporation                                                       Delaware
             Aydin Foreign Sales Limited                                                            Guam
             Aydin S.A.  (19%)                                                                      Argentina
             L-3 Communications Global Network Solutions U.K. Ltd.                                  United Kingdom
             L-3 Communications Investments Inc.                                                    Delaware
                 Aydin Yazilim ve Elektronik Sanayi A.S. (40%)                                      Turkey
         L-3 Communications Canada Inc.                                                             Canada
             Spar Aerospace Limited                                                                 Canada
                 3023001 Canada Inc.                                                                Canada
                 Godfrey Aerospace Inc.                                                             Ohio
                 International Aerospace Management Company Scrl (20%)                              Republic of Italy
                 Sovcan Star Satellite Communications Inc. (34%)                                    Canada
                 Spar Aviation Services (U.S.) Limited                                              Delaware
         L-3 Communications ESSCO, Inc.                                                             Delaware
             Electronic Space Systems International Corp.                                           U.S. Virgin Islands
             Electronic Space Systems (UK) Limited   (90%)                                          United Kingdom
             ESSCO Collins Limited   (99.99%)                                                       Republic of Ireland
         L-3 Communications France S.A.S.                                                           Republic of France
         L-3 Communications Holding GmbH                                                            Federal Republic of Germany
             L-3 Communications ELAC Nautik GmbH                                                    Federal Republic of Germany
                 Arbeitsmedizinische Betreungsgesellschaft Kieler Bertriebe mbH (50%)               Federal Republic of Germany
                 ELAC Nautik Unterstutzungska(beta)e GmbH                                           Federal Republic of Germany
             Power Paragon (Deutschland) Holding GmbH (99% +1%)                                     Federal Republic of Germany
                 EuroAtlas Gesellschaft fur Leistungselektronik mbH                                 Federal Republic of Germany
             JovyAtlas Elektrische Umformtechnik GmbH                                               Federal Republic of Germany
                 Astrid Energy Enterprises S.R.L (10%)                                              Republic of Italy
             Narda Safety Test Solutions GmbH                                                       Federal Republic of Germany
                 PMM Costruzioni Electtroniche Centro Misure Radioelettriche S.r.l. (98%)           Republic of Italy
                       EMC S.r.l. (33%)                                                             Republic of Italy
         L-3 Communications Hong Kong Limited                                                       Hong Kong
         L-3 Communications ILEX Systems, Inc.                                                      Delaware
             ITel Solutions, LLC  (100%)                                                            Delaware
             Telos Corporation                                                                      California
         L-3 Communications Korea Corporation                                                       South Korea
         L-3 Communications Malaysia Sdn. Bhd.                                                      Malaysia
         L-3 Communications Secure Information Technology, Inc.                                     Delaware
         L-3 Communications Security Systems Corporation                                            Delaware
         L-3 Communications Security and Detection Systems Corporation California                   California
         L-3 Communications Security and Detection Systems Corporation Delaware                     Delaware
         L-3 Communications SPD Technologies, Inc.                                                  Delaware
             SPD Holdings, Inc.                                                                     Delaware
                 Henschel Inc.                                                                      Delaware
                 Pac Ord Inc.                                                                       Delaware
                 Power Paragon, Inc.                                                                Delaware
                 SPD Electrical Systems, Inc.                                                       Delaware
                 SPD Switchgear Inc.                                                                Delaware
         L-3 Communications Storm Control Systems, Inc.                                             California
         L-3 Communication (Thailand) Co., Ltd.                                                     Thailand
         L-3 Communications U.K. Ltd.                                                               United Kingdom
             Storm Control Systems Limited                                                          United Kingdom
         L-3 Microdyne Holdings Corporation                                                         Maryland
         L-3 Satellite Networks, LLC                                                                Delaware
         LogiMetrics, Inc. (55%)                                                                    Delaware
             Logimetrics FSC, Inc. (55%)                                                            U.S. Virgin Islands
             mmTECH, INC. (55%)                                                                     New Jersey
         L-Tres Comunicaciones Costa Rica, S.A.                                                     Costa Rica
         Medical Education Technologies, Inc.  (33.3%)                                              Delaware
         Microdyne Corporation                                                                      Maryland
             Microdyne Communications Technologies Incorporated                                     Maryland
                 MCTI Acquisition Corporation                                                       Maryland
                      Apcom, Inc.                                                                   Maryland
                      Celerity Systems Incorporated                                                 California
             Microdyne Ltd.                                                                         U.S. Virgin Islands
             Microdyne Outsourcing Incorporated                                                     Maryland
         MPRI, Inc.                                                                                 Delaware
         Southern California Microwave, Inc.                                                        California
         TrexCom (Asia) PTE, Ltd.                                                                   Singapore

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